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                      CONSENT OF INDEPENDANT ACCOUNTANTS



                                                                    EXHIBIT 23.1
                                                                    ------------



The Board of Directors
Applied Imaging Corp.:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 28, 2000, relating to the consolidated Financial Statements and Financial Statement Schedule of Applied Imaging Corp., which appears in Applied Imaging Corp.'s annual report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP


San Jose, California
November 1, 2000